EXHIBIT 23.3

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Capital Resources Group, Inc.
1211 Connecticut Ave., N.W.  o  Suite 200  o  Washington, D.C.  20036  o  Tel(202) 466-5685  o  Fax(202) 466-5695
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                    Consent of Capital Resources Group, Inc.

We hereby consent to the use of the form of our opinion letter to the Board of Directors of Peoples Savings Financial Corporation, to the Prospectus/Joint Proxy Statement relating to the proposed merger of Emclaire Financial Corp., The Farmers National Bank of Emlenton and Peoples Savings Financial Corporation, Peoples Savings Bank and to the references to our Firm and such opinion in such Prospectus/Joint Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               /s/Capital Resources Group, Inc.
                                               --------------------------------
                                               Capital Resources Group, Inc.
                                               July 24, 1998